Note Purchase Agreement

This Note Purchase Agreement (the “Agreement”) is made as of May 21, 2012 (the “Effective Date”) by and among Innolog Holdings Corporation, a Nevada corporation (the “Company”) and the persons and entities named on the Schedule of Purchasers attached to this Agreement (individually, a “Purchaser” and collectively, the “Purchasers”).

Recitals

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to six million ($6,000,000), subject to the conditions specified in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby severally and not jointly agree as follows:

1.           Amount and Terms of the Loans. Subject to the terms of this Agreement, at the Closing (as defined below) the Company agrees to issue and sell to each of the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, a convertible promissory note in the form attached to this Agreement as Exhibit A (each, a “Note” and collectively, the “Notes”) in the principal amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached to this Agreement (each, a “Loan Amount”), in an aggregate principal amount not to exceed $6,000,000. The Notes shall mature on May 31, 2017, or such earlier date set forth in the Notes (the “Maturity Date”).

2.           Additional Compensation. In addition to the Notes, each Purchaser shall also receive a warrant (each a “Warrant” and collectively, the “Warrants”), exercisable until May 31, 2017, in substantially the form attached hereto as Exhibit B, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to the product obtained by multiplying the Purchaser’s Loan Amount by five (5), with a strike price equal to the average market closing price for the Company’s common stock as determined for the thirty-day period ending two business days prior to the applicable Closing (“Strike Price”). The number of Warrant Shares initially subject to each Warrant, as provided in the preceding sentence, will be appropriately adjusted upon the occurrence, prior to the issuance of such Warrant, of any stock dividend, stock split, combination or the like with respect to the Company’s common stock (e.g., as a result of the anticipated 1 for 5 reverse stock split, a Warrant issued thereafter shall be exercisable initially for the number of Warrant Shares equal to the product obtained by multiplying the Loan Amount by one).

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3.           Collateral. Pursuant to the Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), the Company shall grant, and the Company shall cause its subsidiary, Innovative Logistics Techniques, Inc., a Virginia corporation (“Innovative Logistics”), to grant, to the “Initial Note Purchaser” (as designated on the Schedule of Purchasers), as collateral agent on behalf of the Purchasers, a continuing security interest in all Collateral (as defined in the Security Agreement) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation. Each Purchaser understands, acknowledges and agrees that such security interest will be pari passu with the security interest granted under the Confessed Judgment Promissory Note between the Company, Innovative Logistics and eight individual lenders dated March 31, 2009 (the “2009 Note”).

4.           Conversion. The Notes will be convertible into shares of Series B Convertible Preferred Stock of the Company, par value $0.001 per share (“Series B Preferred Stock”), on the terms set forth in the form of Note attached as Exhibit A. The shares of Series B Preferred Stock issued in connection with the conversion of any particular Note shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at the applicable Initial Conversion Price set forth opposite the name of the initial Purchaser of such Note on the Schedule of Purchasers attached hereto (the “Initial Conversion Price”), pursuant to that certain Certificate of Designation of Series B Convertible Preferred Stock filed on or about the Effective Date, a copy of which is attached hereto as Exhibit D (“Series B Certificate of Designation”). The Initial Conversion Price of the shares of Series B Preferred Stock issued in connection with the conversion of any particular Note shall be subject to adjustment from time to time in the manner set forth in the Series B Certificate of Designation.

5.           Senior Preferred Stock Series B. The rights and preferences of the Series B Preferred Stock are as set forth in the Series B Certificate of Designation.

6.           The Closing(s)

6.1           Closing Date. The initial closing of the sale and purchase of the Notes as set forth on the Schedule of Purchasers (the “Initial Closing”) will be held on the Effective Date, or at such other time as the Company and the Initial Note Purchaser agree.

6.2           Subsequent Closing(s). Subject to Section 6.4 below, at any time, the Company may, at its discretion, allow one or more subsequent closings of the purchase and sale of the Notes in an aggregate principal amount not to exceed six million dollars ($6,000,000), which figure includes the Initial Closing, as set forth on the Schedule of Purchasers (each a “Subsequent Closing” and together with the Initial Closing and each other Subsequent Closing, each, a “Closing”). The Schedule of Purchasers may be amended by the Company to include any Subsequent Closing pursuant to this Section 6.2, without the consent of the Purchasers. Upon their execution and delivery of this Agreement and such other counterpart signature pages as contemplated by Section 6.3 below, such parties shall be deemed to be “Purchasers” for all purposes under this Agreement.

6.3           Delivery. At each Closing, (i) each Purchaser will deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount or by tendering any previously issued notes or other evidences of indebtedness of the Company held by such Purchaser; and (ii) the Company will issue and deliver to each Purchaser (a) a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount, (b) a corresponding Warrant, (c) a fully executed copy of the Security Agreement, (d) a fully executed copy of the Voting Agreement attached hereto as Exhibit E (“Voting Agreement”), and (e) a fully executed copy of the Rights Agreement attached hereto as Exhibit F (“Rights Agreement”). In addition, the Company will cause each person designated by the Initial Note Purchaser to execute and deliver to the Initial Note Purchaser a Stock Pledge Agreement in the form attached hereto as Exhibit G.

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6.4           Right of First Refusal. After the Initial Closing, at least 15 days prior to selling or issuing any additional Note, the Company shall deliver a written notice (the “Preemptive Rights Notice”) to the Initial Note Purchaser that discloses the principal amount of Note(s) that the Company proposes to sell. Within ten days of delivery of the Preemptive Rights Notice or such earlier period approved in writing by the Initial Note Purchaser (the “Ten Day Period”), the Initial Note Purchaser shall serve notice on the Company indicating whether or not it elects to purchase such Notes. After the Ten Day Period, the Company shall have the right to sell all or any part of the remaining Notes for which the Initial Note Purchaser has not subscribed to the proposed transferee at not less than the principal amount and upon other material terms and conditions as set forth in the Preemptive Rights Notice. Such sale shall take place no later than 90 days after the expiration of the Ten Day Period. However, if such sale is not consummated within such 90 day period, the Company shall not sell such Note without again complying with this Section 6.4.

7.           Representations and Warranties of the Company. The Company, which term will be deemed to include any and all of its direct and indirect subsidiaries for purposes of this Section 7, hereby represents and warrants to each Purchaser in a Closing, as of the date of such Closing, as follows:

7.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company’s only direct subsidiary is Innolog Group Corporation, a Nevada corporation, of which the Company directly owns 100% of the capital stock or other equity interests or ownership interests in such subsidiary free and clear of all Liens (other than the lien granted pursuant to the 2009 Note). Innolog Group Corporation directly owns 100% of the capital stock or other equity interests or ownership interests of Innovative Logistics, free and clear of all Liens.

7.2           Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Notes, the Warrants, the Security Agreement, the Rights Agreement, the Voting Agreement, the Series B Certificate of Designation and any other related documentation (collectively, the “Loan Documents”) and to carry out and perform its obligations under the Loan Documents, including, but not limited to, its obligations to issue the Securities (defined below).

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7.3           Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations thereunder, including the issuance of the Securities, has been properly taken. The Loan Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

7.4           Capitalization. The capitalization of the Company immediately prior to the Closing consists of a total of: (A) 50,000,000 authorized shares of preferred stock, par value $0.001 per share, consisting of 38,000,000 shares designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), of which 36,894,758 are issued and outstanding and 7,800,000 shares designated as Series B Preferred Stock, none of which are issued and outstanding and (B) a total of 200,000,000 authorized shares of common stock, par value $0.001 per share, of which 15,129,973 are issued and outstanding. The Common Stock, Series A Preferred Stock and Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Company’s Articles of Incorporation, including any certificates of designation. The outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable laws. The Company has reserved up to 7,800,000 shares of Series B Preferred Stock upon conversion of the Notes and such number of shares of Common Stock as may be issuable upon conversion of such Series B Preferred Stock in accordance with the terms of the Series B Certificate of Designation.

7.5           Options, Warrants, Reserved Shares. Except as otherwise provided in the Loan Documents and except for (i) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock; (ii) warrants for the purchase of up to 63,111,564 shares of Common Stock and (iii) options exercisable for up to 15,129,973 shares of Common Stock pursuant to the Company’s 2006 Stock Option Plan, there are no options, warrant or other rights to purchase or acquire any of the Company’s capital stock or otherwise reserved for issuance.

7.6           Agreements.

 (a)          Except for the Loan Documents and agreements between the Company and its employees with respect to sales of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof other than as disclosed in the SEC Filings (as defined below).

 (b)          Other than as disclosed in the SEC Filings, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve obligations or liabilities (contingent or otherwise) of, or payments by the Company in excess of, $50,000 other than in the ordinary course of the Company’s business.

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7.7           Title to Property. Other than as disclosed in the SEC Filings, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge (“Lien”), other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect, and which have not arisen otherwise than in the ordinary course of business and (v) Liens granted under the Security Agreement or under the 2009 Note (collectively, “Permitted Liens”). With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

7.8           Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a material adverse effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

7.9           Changes. Since December 31, 2011 there has not been a material adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements, except changes in the ordinary course of business.

7.10         Filings. All documents filed with the Securities and Exchange Commission (the “Commission”) subsequent to June 30, 2010 (the “SEC Filings”) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) as applicable, and the rules and regulations of the Commission thereunder. None of the SEC Filings, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements for the periods ended June 30, 2010, and September 30, 2010 have been restated, but the quarterly reports on Form 10-Q for such periods have not been amended to reflect such restatements.

7.11         Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated by the Loan Documents will have been obtained and will be effective at the Closing.

7.12         Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

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7.13         Compliance with Other Instruments. The Company is not in violation or default of any term of its articles of incorporation, including any certificate of designation, or bylaws, or, except as disclosed in an SEC Filing, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien (except as contemplated herein), charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated by the Loan Agreements without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

7.14         Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 8 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

8.            Representations and Warranties of the Purchasers

8.1           Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes and Warrants and any securities issued upon the full conversion or exercise thereof (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

8.2           Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 7, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

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8.3           Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

8.4           Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

 (a)          There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

 (b)          The Purchaser will have notified the Company of the proposed disposition and will have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion will be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c)          Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

8.5           Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

9.            Further Agreements

9.1           Use of Proceeds. The proceeds from the sale of the Notes will be used for general corporate purposes, including working capital and the payment and repayment of various Company and subsidiary obligations; provided, however, that proceeds from the Notes will not be used to pay or repay obligations owed or owing to any employee, officer, director or 1% or greater stockholder of the Company or any of its subsidiaries, nor any member of his or her immediate family without the prior written consent of the Initial Note Purchaser.

9.2           Protective Provisions. So long as one million dollars ($1,000,000) of aggregate principal under the Notes is outstanding, the Company shall not, without the prior written consent of a Majority in Interest (as defined below): (i) incur, create, assume, become liable for or grant any Lien, other than Permitted Liens, on the Company’s assets or permit any of its direct or indirect subsidiaries to do the same; or (ii) take any of the actions set forth under Section 7.2 of the Series B Certificate of Designation, including, without limitation, alter, amend, or repeal any provision of the Company’s articles of incorporation or any certificate of designation or bylaws of the Company if such action would alter the rights, preferences, privileges or power of, or restrictions provided for the benefit of the Series B Preferred Stock.

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9.3           Other Covenants. The Company shall file the Series B Certificate of Designation within ten days after the Initial Closing. The Company shall effect a reverse stock split of its Common Stock, at a ratio of one new share for each five or more existing shares, within 90 days after the Initial Closing.

10.          Miscellaneous

10.1         Binding Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2         Governing Law. This Agreement will be governed by and construed under the laws of the Commonwealth of Virginia as applied to agreements among Virginia residents, made and to be performed entirely within the Commonwealth of Virginia, without giving effect to conflicts of laws principles.

10.3         Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.4         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5         Further Actions. The Company will execute and deliver such other agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by the Purchasers in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents.

10.6         Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company at 4000 Legato Road, Suite 830, Fairfax, VA 22033, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached to this Agreement or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties to this Agreement.

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10.7         Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom will be effective unless in writing and approved by (i) the Company (ii) the Purchasers holding Notes representing at least fifty one percent (51%) of the outstanding aggregate Loan Amounts and (iii) each Purchaser, which together with its Affiliates, holds in the aggregate Notes representing at least one million dollars ($1,000,000) of the outstanding Loan Amounts (the Purchasers described in clauses (ii) and (iii) being referred to as a “Majority in Interest”). Any provision of the Notes may be amended or waived by the written consent of the Company and a Majority in Interest. Notwithstanding the foregoing, the written consent of Purchaser shall be required to reduce the principal amount of a Note held by Purchaser, or reduce the rate of interest of the Note held by Purchaser. “Affiliate” shall mean, with respect to a specified Person, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

10.8         Expenses. The Company and each Purchaser will each bear its respective expenses and legal fees incurred with respect to the Loan Documents and the transactions contemplated thereby; provided, however, the Company agrees to reimburse the Initial Note Purchaser for its reasonable out of pocket legal fees and expenses incurred in connection with the Initial Closing. The Company hereby agrees that such fees and expenses incurred by the Initial Note Purchaser through the Initial Closing may be paid directly by the Initial Note Purchaser and deducted from the purchase price payable by the Initial Note Purchaser at such Closing. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under the Loan Documents, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit or other proceeding.

10.9         Delays or Omissions. The parties agree that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, will be cumulative and not alternative.

10.10         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

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10.11       Entire Agreement. This Agreement, the exhibits to this Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth in this Agreement.

10.10       Reliance on Counsel and Advisors. Each Purchaser acknowledges that counsel to a particular Purchaser represents only that Purchaser and shall not be deemed to be counsel to any other Purchaser in this transaction. Each Purchaser acknowledges that he, she or it has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Each Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of any other Purchaser or such other Purchaser’s counsel or advisors for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

10.11.      No Commitment for Additional Investment. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth in herein. In addition, the Company acknowledges and agrees that, except as set forth in this Agreement, (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

10.

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Company:

Innolog Holdings Corporation

By:	/s/ William P. Danielczyk
William P. Danielczyk
Executive Chairman

Note Purchase Agreement

Signature Page

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Initial Note Purchaser:

Glen Hill Investments LLC

By:	/s/ Harry R. Jacobson

Name: Harry R. Jacobson

Title: Manager

Dated as of: May 21, 2012

Schedules and Exhibits

Schedule of Purchasers

Exhibit A: Form of Convertible Promissory Note

Exhibit B: Form of Warrant

Exhibit C: Security Agreement

Exhibit D: Certificate of Designation for Series B Convertible Preferred Stock

Exhibit E: Voting Agreement

Exhibit F: Rights Agreement

Exhibit G: Form of Stock Pledge Agreement

Schedule of Purchasers

Name and Address	Loan Amount / Closing Date		Initial Conversion Price*

Initial Note Purchaser:

Glen Hill Investments LLC		$1,750,000.00	$0.076
836 Glen Leven Drive
Nashville, TN 37204		May 21, 2012
	$

	$

	$

* Insert price that is 120% of the average market closing price of the Common Stock as determined for the 30-day period ending two business days prior to the applicable Closing.